Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Shareholders of

Hubei Jinli Hydraulic Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hubei Jinli Hydraulic Co., Ltd. (the “Company”) as of July 31, 2017 and 2016, and the related statements of income and comprehensive income, equity, and cash flows for each of the years in the two-year period ended July 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Friedman LLP

We have served as the Company’s auditor since 2018.

New York, New York

September 4, 2018

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HUBEI JINLI HYDRAULIC CO., LTD.

BALANCE SHEETS

	April 30,	July 31,	July 31,
	2018	2017	2016
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,479	$33,255	$80,575
Restricted cash	-	297,315	-
Notes receivable	82,696	55,119	55,729
Accounts receivable, net	1,300,571	1,139,304	1,881,988
Inventories	555,576	449,062	260,605
Prepayments	92,026	48,272	20,901
Other receivables	2,132	1,571,238	9,414
Other receivables - related parties	1,936,021	2,906,129	3,952,623
Total current assets	3,970,501	6,499,694	6,261,835

PLANT AND EQUIPMENT, NET	4,088,087	3,914,572	3,832,301

OTHER ASSETS
Intangible assets, net	583,770	559,863	581,164
Deferred tax assets	9,721	8,501	-
Total other assets	593,491	568,364	581,164

Total assets	$8,652,079	$10,982,630	$10,675,300

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term loans - banks	$1,421,128	$1,337,920	$5,158,676
Short-term loan - other	-	-	271,113
Current maturities of long-term loan	3,305,318	10,022	-
Notes payable	-	297,315	-
Accounts payable	271,476	168,415	182,766
Customer deposits	790	383	4,003
Other payables and accrued liabilities	605,261	492,998	66,502
Other payables - related party	-	2,839,630	2,493,938
Taxes payable	244,873	212,469	184,627
Total current liabilities	5,848,846	5,359,152	8,361,625

OTHER LIABILITIES
Long-term loan - noncurrent	-	3,111,790	-
Total liabilities	5,848,846	8,470,942	8,361,625

COMMITMENTS AND CONTINGENCIES

EQUITY
Registered capital	604,120	604,120	604,120
Additional paid-in capital	1,157,084	1,157,084	1,157,084
Statutory reserves	47,807	34,611	12,109
Retained earnings	496,085	377,327	174,805
Accumulated other comprehensive income	498,137	338,546	365,557
Total equity	2,803,233	2,511,688	2,313,675

Total liabilities and equity	$8,652,079	$10,982,630	$10,675,300

The accompanying notes are an integral part of these financial statements.

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HUBEI JINLI HYDRAULIC CO., LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Nine Months Ended April 30,		Years Ended July 31,
	2018	2017	2017	2016
	(Unaudited)	(Unaudited)

REVENUES	$2,369,217	$1,824,650	$2,128,293	$3,623,981

COST OF REVENUES	1,308,461	839,371	953,745	2,069,523

GROSS PROFIT	1,060,756	985,279	1,174,548	1,554,458

OPERATING EXPENSES:
Selling	102,887	109,119	112,820	157,462
General and administrative	599,286	488,209	728,776	666,311
Total operating expenses	702,173	597,328	841,596	823,773

INCOME FROM OPERATIONS	358,583	387,951	332,952	730,685

OTHER INCOME (EXPENSE)
Interest expense	(209,841)	(133,841)	(207,443)	(312,134)
Interest income	143	172	201	182
Other finance expense	(692)	(1,674)	(16,467)	(827)
Other income	27,746	184,923	203,295	349,032
Other expense	-	(2,933)	(2,933)	(145)
Total other (expense) income, net	(182,644)	46,647	(23,347)	36,108

INCOME BEFORE INCOME TAXES	175,939	434,598	309,605	766,793

PROVISION FOR INCOME TAXES	43,985	108,649	84,581	203,165

NET INCOME	131,954	325,949	225,024	563,628

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	159,591	(88,055)	(27,011)	(135,979)

COMPREHENSIVE INCOME	$291,545	$237,894	$198,013	$427,649

The accompanying notes are an integral part of these financial statements.

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HUBEI JINLI HYDRAULIC CO., LTD.

STATEMENTS OF EQUITY

					Accumulated
		Additional	Retained earnings		other
	Registered	paid-in	Statutory		comprehensive
	capital	capital	reserves	Unrestricted	(loss)	Total
BALANCE, July 31, 2015	$604,120	$1,157,084	$-	$(376,714)	$501,536	$1,886,026
Net income	-	-	-	563,628	-	563,628
Statutory reserve			12,109	(12,109)
Foreign currency translation	-	-	-	-	(135,979)	(135,979)
BALANCE, July 31, 2016	604,120	1,157,084	12,109	174,805	365,557	2,313,675
Net income	-	-	-	225,024	-	225,024
Statutory reserve	-	-	22,502	(22,502)	-	-
Foreign currency translation	-	-	-	-	(27,011)	(27,011)
BALANCE, July 31, 2017	604,120	1,157,084	34,611	377,327	338,546	2,511,688
Net income	-	-	-	131,954	-	131,954
Statutory reserve	-	-	13,196	(13,196)	-	-
Foreign currency translation	-	-	-	-	159,591	159,591
BALANCE, April 30, 2018 (UNAUDITED)	$604,120	$1,157,084	$47,807	$496,085	$498,137	$2,803,233

The accompanying notes are an integral part of these financial statements.

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HUBEI JINLI HYDRAULIC CO., LTD.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended April 30,		For the Years Ended July 31,
	2018	2017	2017	2016
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$131,954	$325,949	$225,024	$563,628
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	193,583	183,664	245,590	232,764
Amortization	10,640	10,164	13,549	14,300
Provision for doubtful accounts	2,694	-	33,541	-
Deferred tax benefit	(673)	-	(8,385)	-
Change in operating assets and liabilities
Notes receivable	(23,545)	(71,318)	(114)	(57,106)
Accounts receivable	(90,845)	(212,615)	674,868	277,650
Inventories	(76,622)	(82,161)	(189,237)	41,908
Prepayments	(39,733)	17,565	(27,267)	31,548
Other receivables	993,657	(701,905)	(1,540,684)	(8,951)
Accounts payable	90,271	(1,439)	(11,809)	(621,982)
Customer deposits	373	6,500	(3,519)	4,102
Other payables and accrued liabilities	79,563	1,295,204	421,543	16,347
Taxes payable	18,711	104,633	29,834	18,890
Net cash provided by (used in) operating activities	1,290,028	874,241	(137,066)	513,098

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment and construction in progress	(125,392)	(376,012)	(375,946)	(1,662,894)
Net cash used in investing activities	(125,392)	(376,012)	(375,946)	(1,662,894)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	307,910	-	(293,268)	-
Repayments from (advances to) other receivables - related parties, net	(1,187,255)	1,491,191	981,498	(2,825,657)
Borrowings from (repayments of) other payables - related party, net	-	373,073	373,008	2,555,562
Proceeds from short-term loans - banks	-	-	1,319,706	2,199,346
Repayments of short-term loans - banks	(10,379)	(5,023,099)	(5,022,215)	(918,323)
Proceeds from third party loan	-	2,933,196	2,932,680	-
Repayments of third party loan	-	-	(2,932,680)	-
Proceeds from short-term loan - other	-	-	-	277,812
Repayments of short-term loan - other	-	(263,988)	(263,941)	(154,340)
Proceeds from long-term loan	-	-	3,079,314	-
Proceeds from notes payable	(307,910)	-	293,268	-
Repayments of notes payable	-	-	-	-
Net cash provided by (used in) financing activities	(1,197,634)	(489,627)	467,370	1,134,400

EFFECT OF EXCHANGE RATE ON CASH	1,222	(3,037)	(1,678)	(6,260)

CHANGES IN CASH	(31,776)	5,565	(47,320)	(21,656)

CASH, beginning of period	33,255	80,575	80,575	102,231

CASH, end of period	$1,479	$86,140	$33,255	$80,575

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$96,691	$96,674	$71,680
Cash paid for interest	$209,841	$133,841	$207,443	$312,134

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Other payables - related party offset with other receivables - related party	$2,309,327	$-	$-	$-
Other payables - related party offset with other receivables	$631,493	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

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HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Hubei Jinli Hydraulic Co., Ltd. (“Hubei Jinli” or the “Company”) was incorporated on December 27, 2004 under the laws of People’s Republic of China (the “PRC” or “China”). Hubei Jinli is a company engaged in the business of manufacturing and sales of hydraulic parts and electronic components. The Company’s headquarters is in the City of Xianning, in Hubei Province of China.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s financial statements include the useful lives of intangible assets and plant and equipment, impairment of long-lived assets, collectability of receivables and inventory valuation allowance. Actual results could differ from these estimates.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (“RMB”), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive income amounted to $498,137 (unaudited), $338,546, and $365,557 as of April 30, 2018, July 31, 2017, and July 31, 2016, respectively. The balance sheet amounts, with the exception of equity at April 30, 2018, July 31, 2017, and July 31, 2016 were translated at RMB 6.33, RMB 6.73 and RMB 6.64 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to statement of income accounts for the nine months ended April 30, 2018 and 2017 were RMB 6.50 and RMB 6.82, respectively. The average translation rates applied to statement of income accounts for the years ended July 31, 2017 and 2016 were RMB 6.82 and RMB 6.48, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Restricted cash

Restricted cash consisted of collateral representing cash deposits for notes payable.

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HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Notes receivable

Notes receivable represents commercial notes due from various customers where the customers’ banks have guaranteed the payment. The notes are non-interest bearing and normally paid within three to six months. The Company has the ability to submit requests for payment to the customer’s bank earlier than the scheduled payment date, but will incur an interest charge and a processing fee.

Accounts receivable, net

Accounts receivable include trade accounts due from customers. In establishing the required allowance for doubtful accounts, management considers historical experience, aging of the receivables, the economic environment, trends in the construction materials industry and the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

Other receivables

Other receivables primarily include amounts due from unrelated entities, employee advances, and other deposits. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectible are written off against allowances after exhaustive efforts at collection are made. As of April 30, 2018, December 31, 2017 and December 31, 2016, no allowance for doubtful accounts was recorded.

Inventories

Inventories are comprised of raw materials, work in progress and finished goods, and are stated at the lower of cost or net realizable value using the weighted average cost method. Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and writes down the inventory when the carrying value exceeds net realizable value.

Prepayments

Prepayments are funds deposited or advanced to outside vendors for future inventory or services purchases. Some of the Company’s vendors require a certain amount to be deposited with them as a guarantee that the Company will complete its purchases on a timely basis. This amount is refundable and bears no interest. The Company has legally binding contracts with its vendors, which require any outstanding prepayments to be returned to the Company when the contract ends.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method after consideration of the estimated useful lives of the assets and estimated residual value. The estimated useful lives and residual value are as follows:

	Useful Life	Estimated Residual Value
Plant and buildings	5 - 20 years	5%
Production equipment	5-10 years	5%
Vehicles	10 years	5%
Office equipment	5 - 10 years	5%
Plant Improvements	12 years	5%

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HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of income and comprehensive income. Construction-in-progress represents contractor and labor costs. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets

Intangible assets represent land use rights, and it is stated at cost, less accumulated amortization. Amortization expense is recognized on the straight-line basis over the estimated useful lives of the assets. All land in the PRC is owned by the government; however, the government grants “land use rights.” The Company has obtained the rights to use a parcel of land for 50 years. The Company amortizes the cost of the land use rights over its useful life of 50 years using the straight-line method. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including plant and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of April 30, 2018, December 31, 2017 and December 31, 2016, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Long-term loan in the balance sheets at carrying value, which approximates fair value as the bank is lending the money to the Company at market rate.

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HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Customer deposits

Customer deposits represent amounts advanced by customers on product orders. Customer deposits are reduced when the related sale is recognized in accordance with the Company’s revenue recognition policy.

Revenue recognition

Revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured.

Revenue from hydraulic parts and electronic components are recognized at the date of goods delivered and title passed to customers, when a formal arrangement exists, the price is fixed or determinable, the Company has no other significant obligations and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as customer deposits.

Shipping and handling

Shipping and handling costs incurred by the Company are included in selling expenses and totaled $78,202 (unaudited) and $66,658 (unaudited) for the nine months ended April 30, 2018 and 2017, respectively, and totaled $67,017 and $53,185 for the years ended July 31, 2017 and 2016, respectively.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were $49,126 (unaudited) and $41,270 (unaudited) for the nine months ended April 30, 2018 and 2017, respectively. Total expenses for the plans were $54,991 and $53,385 for the years ended July 31, 2017 and 2016, respectively.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of April 30, 2018, the Company’s PRC tax returns filed for 2015, 2016 and 2017 remain subject to examination by any applicable tax authorities.

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HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Risks and uncertainties

The significant operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Furthermore, the Company may not be able to continue some of the sales contracts due to a change in the Company’s legal structure, termination of senior management and obsoleteness of its technology. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations.

As of the date of this report, the Company has not received premises permits for some of its buildings located in its plant. Based on the Company’s experience, the Company believes the possibility to receive an order for the demolition of these buildings from the Chinese government is remote. As a result, no impairment of long-lived assets was recognized as of April 30, 2018.

Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018 (including interim reporting periods within those periods), which means it will be effective for the Company’s fiscal year beginning August 1, 2018. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB further issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard. Preliminarily, the Company plans to adopt Topic 606 in the first quarter of its fiscal 2018 using the retrospective transition method, and is continuing to evaluate the impact of its pending adoption of Topic 606 will have on its financial statements.  The Company believes that its current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09.  Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts.  While no significant impact is expected upon adoption of the new guidance, the Company will not be able to make that determination until the time of adoption based upon outstanding contracts at that time.

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HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

In July 2015, the FASB issued ASU No. 2015-11, an amendment to Topic 330 for simplifying the measurement of inventory. The update requires that inventory be measured at the lower of cost and net realizable value where net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. The amendment is intended to provide clarification on the measurement and disclosure of inventory in Topic 330 and not intended for those clarifications to result in any changes in practice. The ASU is effective for interim and annual periods beginning after December 15, 2016. Early application is permitted for all entities and should be applied prospectively. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The update requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The update applies to all entities that present a classified statement of financial position. For public business entities, the ASU is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the ASU is effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods with annual periods beginning after December 15, 2018. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company has elected to early adopt the ASU. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The update requires equity investments (except those accounted for under the equity method or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It eliminated the requirement for public entities to disclose the method(s) and significant assumptions used to estimate the fair value that is require to be disclosed for financial instruments measured at amortized cost on the balance sheet. For public entities, the ASU is effective for the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Amendments to the Accounting Standards Codification (“ASC”) 842 Leases. This update requires lessee to recognize the assets and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

11

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows: Restricted Cash”. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management plans to adopt this ASU during the quarter ending October 31, 2018. Management believes that the adoption of this ASU on the Company’s statement of cash flows will increase cash and cash equivalents by the amount of the restricted cash on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the definition of a business. The amendments in this ASU is to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The adoption of this ASU did not have a material effect on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, Scope of Modification Accounting, which amends the scope of modification accounting for share-based payment arrangements and provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, this ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. Management plans to adopt this ASU during the year ending December 2019. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of operations and comprehensive income (loss) and statements of cash flows.

12

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 3 – Accounts receivable, net

Accounts receivable consist of the following:

	April 30, 2018	July 31, 2017	July 31, 2016
	(Unaudited)
Accounts receivable	$1,339,453	$1,173,308	$1,881,988
Less: Allowance for doubtful accounts	(38,882)	(34,004)	-
Total accounts receivable, net	$1,300,571	$1,139,304	$1,881,988

Movement of allowance for doubtful accounts is as follows:

	April 30, 2018	July 31, 2017	July 31, 2016
	(Unaudited)
Beginning balance	$34,004	$-	$-
Addition	2,694	33,541	-
Exchange rate effect	2,184	463	-
Ending balance	$38,882	$34,004	$-

Note 4 – Inventories

Inventories consist of the following:

	April 30, 2018	July 31, 2017	July 31, 2016
	(Unaudited)
Raw materials	$315,998	$210,945	$213,147
Work in progress	22,731	4,659	16,660
Finished goods	216,847	233,458	30,798
Total inventories	$555,576	$449,062	$260,605

13

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 5 – Plant and equipment, net

Plant and equipment consist of the following:

	April 30, 2018	July 31, 2017	July 31, 2016
	(Unaudited)
Plant and buildings	$3,771,874	$3,551,028	$3,597,861
Production equipment	740,566	658,931	645,505
Vehicles	81,847	77,055	78,071
Office equipment	132,135	124,399	126,039
Improvements	687,005	646,780	655,310
Subtotal	5,413,427	5,058,193	5,102,786
Less: accumulated depreciation	(2,031,798)	(1,725,914)	(1,496,413)
Construction-in-progress	706,458	582,293	225,928
Total	$4,088,087	$3,914,572	$3,832,301

Construction-in-progress represents contractor and labor costs, design fees and inspection fees in connection with the construction of the Company’s production warehouses, cafeteria, and employee dormitory. No depreciation is provided for construction-in-progress until it is completed and placed into service. As of April 30, 2018, the construction-in-progress balance represented full contract costs with no further future commitment. The construction-in-progress was completed and transferred to plant and equipment in July 2018.

Depreciation expense for the nine months ended April 30, 2018 and 2017 amounted to $193,583 (unaudited) and $183,664 (unaudited), respectively.

Depreciation expense for the years ended July 31, 2017 and 2016 amounted to $245,590 and $232,764, respectively.

Note 6 – Intangible assets, net

Intangible assets consist of the following:

	April 30, 2018	July 31, 2017	July 31, 2016
	(Unaudited)
Land use rights	$729,512	$686,799	$695,856
Less: accumulated amortization	(145,742)	(126,936)	(114,692)
Net intangible assets	$583,770	$559,863	$581,164

Amortization expense for the nine months ended April 30, 2018 and 2017 amounted to $10,640 (unaudited) and $10,164 (unaudited), respectively.

Amortization expense for the years ended July 31, 2017 and 2016 amounted to $13,549 and $14,300, respectively.

The estimated amortization is as follows:

Twelve months ending April 30,	Estimated amortization expense

2019	$14,590
2020	14,590
2021	14,590
2022	14,590
2023	14,590
Thereafter	510,820
Total	$583,770

14

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 7 – Debt

Short-term loans - banks

Outstanding balances of short-term loans - banks consisted of the following:

Bank Name	Maturities	Weighted average interest rate	Collateral/ Guarantee	April 30, 2018	July 31, 2017	July 31, 2016
				(Unaudited)
Agricultural Bank of China	September 2016 and April 2017	5.66%	Land use rights and guarantee by Sheng Zhou and Heping Zheng, the Company’s shareholders	$-	$-	$3,908,544
Postal Savings Bank of China	October 2016	6.90%	None	-	-	512,102
Hubei Xian’an Changjiang Rural Bank	September 2016	9.00%	None	-	-	738,030
Hubei Xianning Rural Commercial Bank	April 2018 (Repaid in July 2018)	5.83%	Land use rights, plant and equipment, inventories	1,421,128	1,337,920	-
Total				$1,421,128	$1,337,920	$5,158,676

On June 5, 2018, the Company obtained a new loan from Wuhan Rural Commercial Bank in the amount of approximately $0.8 million (RMB 5,000,000) with an annual interest rate of 7.00% expiring June 4, 2019.

Short-term loan - other

In February 2016, the Company obtained an unsecured loan from the city of Xian’an Finance Bureau amounting to approximately $0.3 million (RMB 1,800,000) to be due on demand with no interest bearing. The loan was repaid in December 2016.

Long-term loan

Outstanding balances of long-term loan consisted of the following:

Bank Name	Maturities	Weighted average interest rate	Collateral/ Guarantee	April 30, 2018	July 31, 2017	July 31, 2016
				(Unaudited)
Xianning Rural Commercial Bank	See maturities schedule below	5.83%	Land use rights, plant and equipment, inventories	$3,305,318	$3,121,812	$-
Current maturities				(3,305,318)	(10,022)	-
Long-term loan				$-	$3,111,790	$-

The maturities schedule is as follows as of April 30, 2018:

Repayment date	Amount
October 2018	$494,644
April 2019	2,810,674
$3,305,318

Interest expense for the nine months ended April 30, 2018 and 2017 amounted to $209,841 (unaudited) and $133,841 (unaudited), respectively.

Interest expense for the years ended July 31, 2017 and 2016 amounted to $207,443 and $312,134, respectively.

15

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 8 – Related party balances and transactions

Related party balances

a.	Other receivables – related parties:

Name of related party	Relationship	April 30, 2018	July 31, 2017	July 31, 2016
		(Unaudited)
Sheng Zhou (1)	Former Shareholder of the Company	$1,930,732	$2,533,073	$3,681,510
Heping Zhang (2)	Former Shareholder of the Company	5,289	105,473	-
Hubei Xiangcheng Culture Media Technology Co. Ltd.	70% Owned by Sheng Zhou	-	267,583	271,113
Total		$1,936,021	$2,906,129	$3,952,623

(1)	The above represents interest free advances to the shareholders by the Company. These advances are unsecured and due on demand. Approximately $1.9 million (RMB 12 million) of the outstanding balance has been repaid in August 2018.

(2)	The above represents advances made for operating purpose.

b.	Other payables – related party:

Name of related party	Relationship	April 30, 2018	July 31, 2017	July 31, 2016
		(Unaudited)
Xianning Haiwei Composite Products Co., Ltd.	Former shareholder of the Company	$-	$2,839,630	$2,493,938

The above represents interest free advances from the former shareholder to the Company to fund its operations. These advances are unsecured and due on demand.

16

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 9 – Taxes

Income tax

The Company are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Significant components of the provision for income taxes are as follows:

	For the Nine Months Ended,		For the Years Ended,
	April 30, 2018	April 30, 2017	July 31, 2017	July 31, 2016
	(Unaudited)	(Unaudited)
Current	$44,658	$108,649	$92,966	$203,165
Deferred	(673)	-	(8,385)	-
Total provision for income taxes	$43,985	$108,649	$84,581	$203,165

The following table reconciles PRC statutory tax rates to the Company’s effective tax rate:

	For the Nine Months Ended,		For the Years Ended,
	April 30, 2018	April 30, 2017	July 31, 2017	July 31, 2016
	(Unaudited)	(Unaudited)
PRC statutory tax rates	25.0%	25.0%	25.0%	25.0%
Effect of permanent difference	-	-	2.3%	1.5%
Effective tax rate	25.0%	25.0%	27.3%	26.5%

Deferred tax assets

Provision for doubtful accounts must be approved by the Chinese tax authority prior to being deducted as an expense item on the tax return.

Significant components of deferred tax assets were as follows:

	April 30, 2018	July 31, 2017	July 31, 2016
	(Unaudited)
Allowance for doubtful accounts	$9,721	$8,501	$-

Value added tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with PRC laws. The value added tax (“VAT”) standard rates are 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished products and services.

Taxes payable consisted of the following:

	April 30, 2018	July 31, 2017	July 31, 2016
	(Unaudited)
VAT taxes payable	$3,719	$28,802	$11,902
Income taxes payable	216,295	160,509	165,254
Other taxes payable	24,859	23,158	7,471
Totals	$244,873	$212,469	$184,627

17

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 10 – Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, restricted cash, and accounts receivable. As of April 30, 2018, July 31, 2017 and July 31, 2016, $1,479 (unaudited), $33,255 and $80,575 were deposited with various financial institutions located in the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Customer and vendor concentration risk

For the nine months ended April 30, 2018, five customers accounted for 23.0%, 20.9%, 19.1%, 17.9% and 14.2% of the Company’s revenues. For the nine months ended April 30, 2017, two customers accounted for 67.9% and 13.3% of the Company’s revenues. For the year ended July 31, 2017, two customers accounted for 54.7% and 11.4% of the Company’s revenues. For the year ended July 31, 2016, two customers accounted for 39.9% and 13.7% of the Company’s revenues.

As of April 30, 2018, four customers accounted for 28.7%, 20.6%, 19.7% and 15.0% of the Company’s accounts receivable. As of July 31, 2017, four customers accounted for 40.6%, 14.4%, 13.5% and 11.2% of the Company’s accounts receivable. As of July 31, 2016, four customers accounted for 28.8%, 27.2%, 17.1% and 13.0% of the Company’s accounts receivable.

For the nine months ended April 30, 2018, two suppliers accounted for 14.3% and 11.2% of the Company’s total purchases. For the nine months ended April 30, 2017, two suppliers accounted for 32.9% and 19.2% of the Company’s total purchases. For the year ended July 31, 2017, two suppliers accounted for 31.2% and 16.0% of the Company’s total purchases. For the year ended July 31, 2016, two suppliers accounted for 46.7% and 11.1% of the Company’s total purchases.

As of April 30, 2018, two suppliers accounted for 23.9% and 18.9% of the Company’s accounts payable. As of July 31, 2017, two suppliers accounted for 35.3% and 11.2% of the Company’s accounts payable. As of July 31, 2016, two suppliers accounted for 36.5% and 13.0% of the Company’s accounts payable.

Note 11 – Equity

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company.

The Company is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the Company may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

For the nine months ended April 30, 2018 and for the years ended July 31, 2017 and 2016, the Company attributed of $13,196 (unaudited), $22,502, and $12,109, respectively, of retained earnings for its statutory reserves.

18

HUBEI JINLI HYDRAULIC CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 12 – Commitments and contingencies

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. As of the date of this report, the Company is not aware of any material outstanding claim and litigation against the Company, which will have a material adverse impact on its financial position, results of operations or liquidity.

As of the date of this report , the Company’s plant has not received some of the requisite premises permits that are required by the relevant authorities of Xianning, Hubei and may be subject to administrative fines, be ordered to suspend operations of the plant. An estimate for the reasonably possible loss or a range of reasonably possible losses associated with these contingencies cannot be made at this time.

Note 13 – Subsequent events

On June 21, 2018, Xianning Xiangtian Energy Holding Group Co., Ltd., formerly Xianning Sanhe Power Equipment Manufacturing Co., Ltd. (“Xianning Sanhe”), an indirect wholly-owned subsidiary of Xiangtian (USA) Power Co. Ltd. (the “Xiangtian”), an U.S. public company, entered into a share purchase agreement (the “Agreement”) with Sheng Zhou and Heping Zhang, former shareholders of the Company (collectively the “Sellers”). Neither Xiangtian nor its affiliates have any material relationship with the Sellers other than with respect to the Agreement.

Pursuant to the Agreement, Xianning Sanhe agreed to acquire 100% of the capital stock of Hubei Jinli collectively held by the Sellers (the “Acquisition”), for an aggregate consideration of RMB 150 million (approximately $23.18 million), consisting of the following: (a) RMB 40 million (approximately $6.18 million) in cash (the “Cash Portion”); and (b) shares of the Company’s common stock (the “Stock Portion”) which shall have a value equal to RMB 80.07 million (approximately $12.37 million). The price per share will be determined by the average daily closing price of Xiangtian’s common stock for the period from January 1, 2018 to June 30, 2018; and (c) an assumption by Xianning Sanhe of Hubei Jinli’s existing bank loan from Hubei Xianning Rural Commercial Bank in the principal amount of RMB 29.93 million (approximately $4.63 million). The existing bank loan did not count toward the purchase price as it is considered to be assumed debt as part of the Hubei Jinli’s net assets.

Pursuant to the Agreement, the Cash Portion shall be paid within seven days of the Agreement, and the Acquisition shall be closed within one month after payment of the Cash Portion.

On June 21, 2018, Xianning Sanhe, entered into a supplemental agreement to the Stock Purchase Agreement (the “Supplement Agreement”) with the Sellers, pursuant to which the Sellers have the right to demand that Xianning Sanhe pay RMB 80.07 million (approximately $12.37 million) plus interest to repurchase the Stock Portion if Xiangtian does not list its common stock on the Nasdaq Stock Market by June 21, 2019.

On June 30, 2018, the parties consummated the Acquisition.

Pursuant to the Supplement Agreement, after the Acquisition, should Hubei Jinli’s annual net profit (the “Net Profit”) exceed RMB 10 million (approximately $1.55 million), Xianning Sanhe shall pay the Sellers 20% of the Net Profit and if the Net Profit reaches RMB 5 million (approximately $772,654), but less than RMB 10 million (approximately $1.55 million), Xianning Sanhe shall pay the Sellers 10% of the Net Profit. On August 25, 2018, Xiangning Sanhe and the Sellers amended this annual net profit sharing clause to define the annual net profit sharing period to be one year from June 21, 2018 to June 20, 2019.

On August 11, 2018, Xianning Sanhe and the Sellers amended the payment term of the Stock Portion which shall have a value equal to RMB 80.07 million (approximately $12.37 million) to comprise three cash installments of 1) first installment of RMB 25 million (approximately $3.95 million) payable by June 20, 2019, 2) second installment of RMB 25 million (approximately $3.95 million) payable by June 20, 2020, and 3) third installment of RMB 30.07 million (approximately $4.75 million) payable by June 20, 2021.

The Company evaluated all events and transactions that occurred after April 30, 2018 up through the date the Company issued these financial statements on September 4, 2018.

19